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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

Tesoro Petroleum Corporation is publicly held and has no parent. The subsidiaries listed below are wholly-owned. Small or inactive subsidiaries are omitted from the list below. Such omitted subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a "significant subsidiary" at the end of the year ended December 31, 1998.

                                                                     INCORPORATED
                                                                     OR ORGANIZED
NAME OF SUBSIDIARY(a)                                                UNDER LAWS OF
---------------------                                                -------------

Tesoro Alaska Company ...............................................  Delaware
  Kenai Pipe Line Company............................................  Delaware
Tesoro Alaska Pipeline Company ......................................  Delaware
Tesoro Bolivia Petroleum Company ....................................  Texas
Tesoro Exploration and Production Company(b) ........................  Delaware
Tesoro Financial Services Holding Company ...........................  Delaware
  Victory Finance Company ...........................................  Delaware
Tesoro Gas Resources Company, Inc.(b) ...............................  Delaware
  Tesoro E&P Company, L.P.(b) .......................................  Delaware
Tesoro Hawaii Corporation ...........................................  Hawaii
Tesoro Marine Services Holding Company ..............................  Delaware
  Tesoro Marine Services, Inc. ......................................  Delaware
Tesoro Northstore Company............................................  Alaska
Tesoro Northwest Company(c)..........................................  Delaware
Tesoro South Pacific Petroleum Company ..............................  California

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(a) Where the name of a subsidiary is indented, it is wholly-owned by its immediate parent listed at the margin above it, unless otherwise indicated.

(b) Tesoro E&P Company, L.P. is owned 99% by Tesoro Gas Resources Company, Inc. and 1% by Tesoro Exploration and Production Company.

(c) Name was changed to Tesoro West Coast Company in March 1999.